Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:
Media Relations:	Investor Relations:
Lucy Millington	David Roy / Karin Cellupica
978-614-8240	978-614-8353 / 978-614-8615
lmillington@sonusnet.com	droy@sonusnet.com
kcellupica@sonusnet.com

SONUS NETWORKS APPOINTS JOHN SCHOFIELD TO BOARD OF DIRECTORS

Former Chairman, President and Chief Executive Officer Of Advanced Fibre
 Communications Joins Leading Provider Of IP-Voice Technology

Westford, MA, January, 20, 2009 - Sonus Networks (Nasdaq: SONS), a market leader in IP communications infrastructure, today announced that John Schofield has been appointed to its Board of Directors and will serve as a member of the Sonus Audit Committee.  Mr. Schofield brings to Sonus extensive telecommunications experience from a career spanning thirty years and three continents and over ten years of experience as an active board member.

Most recently, Mr. Schofield served as the chairman, president and chief executive officer at Advanced Fibre Communications (AFC) from 1999 until the completion of its merger with Tellabs, Inc. in 2005.  During that time he successfully rebuilt the management team, sustained revenue growth and oversaw the development of end-to-end solutions to deliver voice, internet and video on a single network.  Prior to joining AFC, Mr. Schofield held multiple senior positions in sales, marketing, distribution and general management at Memorex Telex Corporation, Telex Communications, Inc., ADC Telecommunications and Raytheon Company.

“John’s broad experience as a senior executive within the telecommunications industry makes him a valuable addition to our Board,” commented Howard Janzen,

chairman of the board at Sonus Networks.  “John shares the Sonus vision for bringing innovative technology to customers around the world and the commitment to build long-term shareholder value. We look forward to working with him.”

Mr. Schofield also currently serves as chairman of the board at Integrated Device Technology, Inc (IDT) (Nasdaq: IDTI), a specialist in semiconductor solutions.  Previously, he held board positions with the United Way of Sonoma/Lake/Mendocino Counties, the School of Business and Economics at Sonoma State University, Turin Networks, Redfern Broadband Networks and served on the Council on Diversity for the Telecommunications Industry Association.

Mr. Schofield holds a bachelor of science degree in electrical engineering from NSW Institute of Technology in Sydney, Australia.

This appointment fills the open seat left by Hassan Ahmed, who announced his retirement from the Sonus Board of Directors in December 2008.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers.  With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services.  Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide.  Founded in 1997, Sonus is headquartered in Westford, Massachusetts.  Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.